NEWS BULLETIN
                                  RE: Headwaters Incorporated
      FROM:                           10653 South River Front Parkway, Suite 300
                                      South Jordan, UT 84095
    FINANCIAL                         (801) 984-9400
 RELATIONS BOARD                      NASDAQ: HDWR

--------------------------------------------------------------------------------

FOR FURTHER INFORMATION


AT THE COMPANY:                                    AT FINANCIAL RELATIONS BOARD:
Sharon Madden                                      Tricia Ross
Director of Investor Relations                     Analyst Contact
(801) 984-9400                                     (617) 520-7064

FOR IMMEDIATE RELEASE:
March 14, 2005

              HEADWATERS INCORPORATED AMENDING SENIOR SECURED DEBT


SOUTH JORDAN, UTAH, MARCH 14 2005 - HEADWATERS INCORPORATED (NASDAQ: HDWR), today announced that it is completing an amendment to its senior secured credit facility. The amendment will be effected through the creation of a new Term Loan and provides for a ratings-based grid on the 1st Lien Term Loan that based upon Headwaters current ratings by S&P/Moody's of B1/B+ will reduce the interest rate from 325 basis points over LIBOR to 225 basis points over LIBOR. Other significant provisions of this amendment are as follows:

         o Increase in fiscal 2005 and 2006 allowed CAPEX from $50 to $62 million.

         o Ability to prepay 2nd Lien Term Loan using Headwaters' cash flow after September 8, 2005, subject to contractual prepayment premium.

         o Decrease required amount of the floating to fixed hedge from $300 to $150 million.

         o 1st Lien Term Loan subject to a one year 1% prepayment premium on voluntary prepayments.

"Headwaters' credit profile improved with the early repayment of approximately $199 million of our Senior Secured Debt from proceeds of the recently completed equity offering. We are pleased that the holders of this debt agree that this credit improvement justifies these changes," said Steven G. Stewart, Headwaters' Chief Financial Officer. "We plan on continuing to focus available cash flow on the reduction of Headwaters' debt. These changes will provide significant financial savings and the operational flexibility needed as we move forward."

                                     -more-

Headwaters Incorporated
Page 2 of 2


About Headwaters Incorporated

Headwaters Incorporated is a world leader in creating value through innovative advancements in the utilization of natural resources. Headwaters is a diversified growth company providing products, technologies and services to the energy, construction and home improvement industries. Through its alternative energy, coal combustion products, and building products businesses, the Company earns a growing revenue stream that provides the capital needed to expand and acquire synergistic new business opportunities.

Forward Looking Statements

Certain statements contained in this report are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby.

Forward-looking statements include Headwaters' expectations as to the managing and marketing of coal combustion products, the production and marketing of building materials and products, the licensing of technology and chemical sales to alternative fuel facilities, the receipt of product sales, license fees and royalty revenues, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters' future business plans, the operation of facilities, the availability of tax credits, the availability of feedstocks, and the marketability of the coal combustion products, building products, and synthetic fuel, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as "expects," "anticipates," "targets," "goals," "projects," "believes," "seeks," "estimates," variations of such words, and similar expressions are intended to identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking.

In addition to matters affecting the coal combustion product, alternative fuel, and building products industries or the economy generally, factors which could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the captions entitled "Forward-looking Statements" and "Risk Factors" in Item 7 in Headwaters' Annual Report on Form 10-K for the fiscal year ended September 30, 2004, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Our internet address is www.headwaters.com. There we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our reports can be accessed through the investor relations section of our web site.